Exhibit 99.1

DeVry Inc. Announces Fiscal 2009 Third-Quarter Results

Record revenues driven by favorable enrollment trends

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--April 23, 2009--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2009 third-quarter and nine-month period ended March 31, 2009. DeVry also reported enrollment results at DeVry University (including its Keller Graduate School of Management), Chamberlain College of Nursing, Ross University, and U.S. Education (including Apollo College and Western Career College). DeVry’s continued focus on student academic outcomes produced the following results:

Three Months Ended March 31

  Revenues increased 34.7 percent to $391.9 million, compared with $291.0 million in the prior-year period.
  Operating income increased 42 percent to $71.8 million, compared with $50.6 million for the same period last year.
  Net income increased 32.8 percent to $50.9 million from $38.3 million in the same period last year.
  Fully diluted earnings per share increased 32.1 percent to $0.70, compared with $0.53 per diluted share last year.

Nine Months Ended March 31

  Revenues increased 30.7 percent to $1,065.2 million, compared with $815.0 million for the same period last year.
  Operating income increased 37.9 percent to $181.1 million, compared with $131.4 million in the comparable prior-year period.
  Net income increased 27.4 percent to $128.6 million compared with $101.0 million for the same period last year.
  Fully diluted earnings per share in the period increased 26.4 percent to $1.77, compared with $1.40 per diluted share in the prior year.

Third-quarter and nine-month results include the impact of U.S. Education, which was acquired on September 18, 2008. It should also be noted that net income in the third quarter of fiscal 2009 includes an after-tax charge of $2.5 million, or $0.04 per diluted share, related to the buyout of a portion of a lease at DeVry University’s Long Island City, New York, campus. Excluding this charge, net income and earnings per share in the third quarter would have increased 39.4 percent and 39.6 percent, respectively.

“We continued to see significant gains in enrollment, as prospective students are attracted by our strong track record of high quality education and career outcomes,” said Daniel Hamburger, DeVry’s president and chief executive officer. “I am very pleased with the progress we have made in improving academic quality across all of our schools, growing enrollment, and further diversifying our offerings. Our strong enrollment and improved retention are providing a quality base of revenue, which we expect will help propel future growth.”

Business Highlights

DeVry University

DeVry University continued to report strong undergraduate enrollment growth, with new spring enrollments increasing 15.1 percent to 14,288 compared with 12,410 last year. Total student enrollment increased 18.8 percent to 53,259 students, compared with 44,814 in spring 2008.

For the January 2009 session, graduate coursetakers enrolled in master’s degree programs at DeVry University and its Keller Graduate School of Management rose to 19,475, an increase of 12.1 percent over January 2008. For the March 2009 session, the number of graduate coursetakers was 19,357, an increase of 13.8 percent over prior year.

The total number of online undergraduate and graduate coursetakers in the March 2009 session increased 27.0 percent to 55,745 versus 43,889 in the same session a year ago.

During the quarter, DeVry University unveiled a new academic structure that more clearly defines the distinct academic disciplines available across the university. Included in the new structure are:

  The College of Business and Management

- Keller Graduate School of Management

  The College of Engineering and Information Sciences
  The College of Liberal Arts and Sciences
  The College of Media Arts and Technology
  The College of Health Sciences

This new structure provides a home for all degrees at all levels, including flexibility for future curricula. Furthermore, it adopts an organization that is more familiar to students.

Ross University

In the January 2009 term at Ross University, new students increased 10.9 percent to 611, and total student enrollment rose to 4,323 students, an increase of 7.8 percent over the January 2008 term. Ross continues to expand its facilities and faculty and is moving forward with its plans for a permanent clinical facility in Freeport, Grand Bahama.

Chamberlain College of Nursing

Chamberlain's new student enrollment in spring 2009 increased 68.1 percent to 763 students, compared to 454 in spring 2008. Total student enrollment rose 104.5 percent to 3,722 students compared with 1,820 during the same period last year.

During the quarter, Chamberlain received all necessary regulatory approvals to offer an online Master of Science in Nursing degree, which will launch this summer. In addition, last month Chamberlain received a five-year approval for the associate’s degree program at its Columbus, Ohio, location. Chamberlain expects to open a new campus in Jacksonville, Fla., this summer, pending final approvals.

Apollo College/Western Career College (U.S. Education)

New student enrollment at U.S. Education rose 26.8 percent to 4,323 compared with 3,408 in spring 2008. Total enrollment increased 21.8 percent to a record 10,928 students, compared with 8,973 for the same period last year.

Apollo College will launch its first online bachelor’s degree completion programs this summer. Beginning in July, Apollo College will offer a bachelor’s in both medical imaging and respiratory care. Apollo will utilize the DeVry Online Services technology platform, further leveraging DeVry’s high quality resources such as faculty recruiting, curriculum development and student services.

Becker Professional Review

Revenues for Becker were flat during the quarter as a result of the ongoing weakness in the financial services sector. As previously disclosed, continued soft market conditions are anticipated at least through calendar 2009. Becker remains well-positioned for long-term growth in the accounting and finance fields.

Fanor Acquisition

On April 1, 2009, DeVry Inc. completed its acquisition of a majority stake in Fanor, a leading provider of private postsecondary education in northeastern Brazil. Under terms of the agreement, DeVry purchased an 82.3 percent stake in Fanor, including real estate and the reduction of Fanor’s debt, for a total cash outlay of $40.4 million.

Balance Sheet/Cash Flow

During the first nine months of fiscal 2009, DeVry generated $287.9 million of operating cash flow, primarily driven by the continuation of strong operating results. As of March 31, 2009, cash, marketable securities and investment balances totaled $354.2 million and outstanding borrowings were $135.1 million.

Share Repurchase Plan

During the third quarter of fiscal 2009, DeVry repurchased 206,683 shares of its common stock at a cost of approximately $10.3 million, or $50.06 per share. As of March 31, 2009, 304,783 shares of DeVry stock have been purchased as part of the current program for a total of $15.7 million at an average cost of $51.53 per share.

Conclusion

“We believe our philosophy of putting our students first and focusing on excellent academic and career outcomes is paying off,” said Hamburger. “We remain optimistic about DeVry’s future prospects. Our focus on a strategy of diversification, integrity, and a commitment to quality academic outcomes should help us achieve steady financial performance during all economic cycles.”

Conference Call and Webcast Information

DeVry will host a conference call on April 23, 2009, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) to discuss the fiscal 2009 third quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (866) 700-7173 (domestic) or (617) 213-8838 (international). DeVry will also broadcast the conference call live via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=1745021. Interested parties may access the Webcast through the link noted above. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until May 7, 2009. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 19954322. To access the Webcast replay, please visit DeVry’s Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=1745021.

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, Apollo College, Western Career College Becker Professional Review, and Fanor. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Apollo College and Western Career College prepare students for careers in healthcare through certificate and associate degree programs. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. Based in Brazil, Fanor offers undergraduate and graduate programs in business management, law and engineering through its three schools: Faculdades Nordeste, Faculdade Ruy Barbosa, and Faculdade FTE ÁREA1. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2008 and filed with the Securities and Exchange Commission on August 27, 2008.

Selected Operating Data (in thousands, except per share data)

	Third-Quarter
	FY 2009	FY 2008	% Change
Revenues	$391,882	$290,973	+34.7%
Net Income	$50,886	$38,318	+32.8%
Earnings per Share (diluted)	$0.70	$0.53	+32.1%
Number of common shares (diluted)	72,653	72,515	+0.2%
	Nine-Months
	FY 2009	FY 2008	% Change
Revenues	$1,065,214	$815,028	+30.7%
Net Income	$128,581	$100,966	+27.4%
Earnings per Share (diluted)	$1.77	$1.40	+26.4%
Number of common shares (diluted)	72,624	72,358	+0.4%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

DeVry executed certain real estate transactions in the three and nine month periods ended March 31, 2009 and 2008, which resulted in significant lease termination charges and/or losses on the sale of facilities. The following table illustrates the effects of the real estate transactions on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over-period comparisons of such operations given the discrete nature of these real estate transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	Third Quarter		First Nine Months
	FY2009	FY2008	FY2009	FY2008
Net Income	$50,886	$38,318	$128,581	$100,966
Earnings per Share (diluted)	$0.70	$0.53	$1.77	$1.40
Loss on Facility Sales and Lease Transactions (net of tax)	$2,543	-	$2,543	$2,279
Effect on Earnings per Share (diluted)	$0.04	-	$0.04	$0.03
Net Income Excluding the Loss on Facility Sales and Lease Transactions (net of tax)	$53,429	$38,318	$131,124	$103,245
Earnings per Share (diluted) Excluding
the Loss on Sale and Lease Transactions	$0.74	$0.53	$1.81	$1.43

Spring 2009 Enrollment Results

	2009	2008	% Change
DeVry University
Undergraduate(1)
New students	14,288	12,410	+15.1%
Total students	53,259	44,814	+18.8%

Graduate coursetakers(1)(2)(3)
January	19,475	17,377	+12.1%
March	19,357	17,005	+13.8%

Online coursetakers(2)(4) - March	55,745	43,889	+27.0%

Ross University - January
New students	611	551	+10.9%
Total students	4,323	4,011	+7.8%

Chamberlain College of Nursing(1) - March
New students	763	454	+68.1%
Total students	3,722	1,820	+104.5%

Apollo College/Western Career College (U.S. Education) - March
New students	4,323	3,408	+26.8%
Total students	10,928	8,973	+21.8%

Employment Statistics
Period		Percent Employed	Average Salary
DeVry University (Undergraduate)(5)	Oct 07-Feb 08-Jun 08	92.1%	$45,376

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3 Includes Keller Graduate School of Management and other master’s programs offered at DeVry University

4 Includes all degree levels at DeVry University

5 Three-term average; includes graduates of associate and bachelor’s degree programs

Chart 1: DeVry Inc. Remaining CY2009 Announcements & Events

August 13, 2009	Fiscal 2009 full-year earnings and most recent enrollment results:

DeVry University (Undergraduate and Graduate)
Keller Graduate School of Management
Ross University
Chamberlain College of Nursing
Apollo College and Western Career College (U.S. Education)

October 27, 2009	Fiscal 2010 first quarter earnings and most recent enrollment results:

Keller Graduate School of Management
Ross University
Fanor

November 16-17, 2009	DeVry Investor Day

December 3, 2009	Most recent enrollment results:

(press release, no call)	DeVry University (Undergraduate and Graduate)
Keller Graduate School of Management
Chamberlain College of Nursing
Apollo College and Western Career College (U.S. Education)

Chart 2: DeVry University Historical Enrollment Results

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5947873&lang=en)

Chart 3: DeVry University Historical Graduate Employment Statistics (1975-2007)

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5947873&lang=en)

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2009	2008	2008

ASSETS

Current Assets

Cash and Cash Equivalents	$ 294,979	$ 217,199	$ 249,580
Marketable Securities	1,743	2,308	2,345
Restricted Cash	22,246	4,113	23,077
Accounts Receivable, Net	179,954	55,214	121,523
Deferred Income Taxes, Net	17,850	14,975	17,287
Prepaid Expenses and Other	33,033	31,779	20,761

Total Current Assets	549,805	325,588	434,573

Land, Buildings and Equipment

Land	50,816	50,726	47,478
Buildings	237,581	216,048	200,617
Equipment	313,053	282,273	276,921
Construction In Progress	8,420	4,874	5,816

	609,870	553,921	530,832

Accumulated Depreciation and Amortization	(332,132)	(314,606)	(308,001)

Land, Buildings and Equipment, Net	277,738	239,315	222,831

Other Assets

Intangible Assets, Net	184,654	62,847	63,859
Goodwill	494,579	308,024	308,671
Perkins Program Fund, Net	13,450	13,450	13,450
Investments	57,461	57,171	57,637
Other Assets	13,182	11,961	14,871

Total Other Assets	763,326	453,453	458,488

TOTAL ASSETS	$ 1,590,869	$ 1,018,356	$ 1,115,892

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2009	2008	2008

LIABILITIES

Current Liabilities

Current Portion of Debt	$ 115,063	$ -	$ -
Accounts Payable	66,212	70,368	36,895
Accrued Salaries, Wages and Benefits	53,724	51,300	43,049
Accrued Expenses	48,923	31,175	36,196
Advance Tuition Payments	26,413	16,972	21,405
Deferred Tuition Revenue	276,104	40,877	195,869

Total Current Liabilities	586,439	210,692	333,414

Non-Current Liabilities

Revolving Loan	20,000	-	-
Deferred Income Taxes, Net	68,955	22,163	13,809
Deferred Rent and Other	29,274	29,512	32,272

Total Non-current Liabilities	118,229	51,675	46,081

TOTAL LIABILITIES	704,668	262,367	379,495

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
71,582,000, 71,377,000 and 71,333,000 Shares issued
and outstanding at March 31, 2009, June 30, 2008
and March 31, 2008, respectively.	729	724	722
Additional Paid-in Capital	186,815	168,405	164,634
Retained Earnings	749,913	627,064	606,781
Accumulated Other Comprehensive Income (Loss)	737	(2,963)	(2,644)
Treasury Stock, at Cost (1,266,803, 989,579 and 905,384
Shares, Respectively)	(51,993)	(37,241)	(33,096)

TOTAL SHAREHOLDERS' EQUITY	886,201	755,989	736,397

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,590,869	$ 1,018,356	$ 1,115,892

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Nine Months
	Ended March 31,		Ended March 31,

	2009	2008	2009	2008

REVENUES:

Tuition	$360,629	$265,253	$981,800	$746,169
Other Educational	31,253	25,720	83,414	68,859

Total Revenues	391,882	290,973	1,065,214	815,028

OPERATING COSTS AND EXPENSES:

Cost of Educational Services	178,201	130,846	484,921	375,761
Loss on Real Estate Transactions	3,977	-	3,977	3,743
Student Services and Administrative Expense	137,917	109,576	395,177	304,138

Total Operating Costs and Expenses	320,095	240,422	884,075	683,642

Operating Income	71,787	50,551	181,139	131,386

INTEREST AND OTHER:
Interest Income	776	2,823	4,628	8,122
Interest Expense	(484)	(99)	(2,013)	(418)
Net Investment Gain (Loss)	970	-	(748)	-

Net Interest and Other Income	1,262	2,724	1,867	7,704

Income Before Income Taxes	73,049	53,275	183,006	139,090

Income Tax Provision	22,163	14,957	54,425	38,124

NET INCOME	$ 50,886	$ 38,318	$ 128,581	$ 100,966

EARNINGS PER COMMON SHARE
Basic	$ 0.71	$ 0.54	$ 1.80	$ 1.42
Diluted	$ 0.70	$ 0.53	$ 1.77	$ 1.40

Cash Dividend Declared per Common Share	$ -	$ -	$ 0.08	$ 0.06

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Nine Months
	Ended March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$128,581	$100,966
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Charge	6,513	4,287
Depreciation	29,480	25,997
Amortization	6,897	4,018
Provision for Refunds and Uncollectible Accounts	53,103	42,197
Deferred Income Taxes	83	(6,880)
Loss on Disposals of Land, Buildings and Equipment	2,297	3,760
Unrealized Net Loss on Investments	2,014	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(18,012)	(8,591)
Accounts Receivable	(148,927)	(116,582)
Prepaid Expenses And Other	(2,324)	(10,959)
Accounts Payable	(5,834)	2,527
Accrued Salaries, Wages, Benefits and Expenses	18,250	1,593
Advance Tuition Payments	4,696	6,985
Deferred Tuition Revenue	211,115	156,004

NET CASH PROVIDED BY OPERATING ACTIVITIES	287,932	205,322

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(50,708)	(37,392)
Net Proceeds from Sales of Land and Building	-	52,571
Payment for Purchase of Business, Net of Cash Acquired	(287,462)	(27,590)
Marketable Securities Purchased	(49)	(246,278)
Marketable Securities-Maturities and Sales	-	184,854

NET CASH USED IN INVESTING ACTIVITIES	(338,219)	(73,835)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	11,048	15,487
Reissuance of Treasury Stock	1,805	787
Repurchase of Common Stock for Treasury	(15,703)	(20,206)
Cash Dividend Paid	(10,015)	(7,840)
Excess Tax Benefit from Stock-Based Payments	3,350	2,865
Borrowings Under Collateralized Line of Credit	46,306	-
Repayments Under Collateralized Line of Credit	(1,243)	-
Borrowings Under Revolving Credit Facility	230,000	25,000
Repayments Under Revolving Credit Facility	(140,000)	(26,895)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	125,548	(10,802)

Effects of Exchange Rate Differences	2,519	(260)

NET INCREASE IN CASH AND CASH EQUIVALENTS	77,780	120,425

Cash and Cash Equivalents at Beginning of Period	217,199	129,155

Cash and Cash Equivalents at End of Period	$294,979	$249,580

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)

REVENUES:
DeVry University	$ 264,324	$ 222,609	18.7%	$ 748,671	$ 630,768	18.7%
Medical and Healthcare	105,013	45,885	128.9%	256,270	125,711	103.9%
Professional and Training	22,545	22,479	0.3%	60,273	58,549	2.9%

Total Consolidated Revenues	391,882	290,973	34.7%	1,065,214	815,028	30.7%

OPERATING INCOME:
DeVry University	39,492	27,370	44.3%	99,615	71,151	40.0%
Medical and Healthcare	26,115	14,464	80.6%	68,132	41,327	64.9%
Professional and Training	9,524	10,930	-12.9%	21,773	24,662	-11.7%
Reconciling Items:
Amortization Expense	(2,958)	(1,513)	95.5%	(6,793)	(3,914)	73.6%
Depreciation and Other	(386)	(700)	-44.9%	(1,588)	(1,840)	-13.7%

Total Consolidated Operating Income	71,787	50,551	42.0%	181,139	131,386	37.9%

INTEREST AND OTHER:
Interest Income	776	2,823	-72.5%	4,628	8,122	-43.0%
Interest Expense	(484)	(99)	388.9%	(2,013)	(418)	381.6%
Net Investment Gain (Loss)	970	-	NM	(748)	-	NM

Net Interest and Other Income	1,262	2,724	($1,462)	1,867	7,704	($5,837)

Total Consolidated Income before Income Taxes	$ 73,049	$ 53,275	37.1%	$ 183,006	$ 139,090	31.6%

DeVry executed certain real estate transactions in the three and nine month periods ended March 31, 2009 and 2008, which resulted in significant lease termination charges and/or losses on the sale of facilities. The following table illustrates the effects of the real estate transactions on DeVry’s operating income. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of the real estate transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)

DeVry University Operating Income	$ 39,492	$ 27,370	44.3%	$ 99,615	$ 71,151	40.0%
Loss on Real Estate Transactions	3,977	-	NM	3,977	3,743	NM
DeVry University Operating Income
Excluding Loss on Real Estate Transactions	$ 43,469	$ 27,370	58.8%	$ 103,592	$ 74,894	38.3%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if U.S. Education was a part of the Company's business for the entire three and nine month periods ended March 31, 2009 and 2008. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Quarter			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)

Medical and Healthcare Revenue as Reported	$105,013	$45,885	128.9%	$256,270	$125,711	103.9%
U.S. Education Revenue (1)	-	36,685	NM	35,907	105,178	NM
Pro forma Medical and Healthcare Revenue	$105,013	$82,570	27.2%	$292,177	$230,889	26.5%

Medical and Healthcare Operating Income as Reported	$26,115	$14,464	80.6%	$68,132	$41,327	64.9%
U.S. Education Operating Income as Adjusted (1) (2)	-	5,240	NM	5,350	13,207	NM
Pro forma Medical and Healthcare Operating Income	$26,115	$19,704	32.5%	$73,482	$54,534	34.7%

(1) For the portion of the period not owned by DeVry. U.S. Education, which was acquired on September 18, 2008, contributed $45.5 million and $93.5 million of revenue growth in the third quarter and first nine months of fiscal year 2009, respectively.
(2) Adjusted for non-recurring acquisition related charges in the nine months ended March 31, 2009, along with an allocation of corporate charges in the nine months ended March 31, 2009 and 2008.

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5947873&lang=en

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717